FREMONT MUTUAL FUNDS, INC.

                             CUSTODY AGREEMENT


     AGREEMENT dated as of November 1, 1995, between Fremont Mutual Funds, Inc., a corporation organized under the laws of the State of Maryland, having its principal office and place of business at 50 Beale Street, Suite 100, San Francisco, California 94105 (the "Company"), and THE NORTHERN TRUST COMPANY (the "Custodian"), an Illinois Company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675.

                          W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the Company and the Custodian agree as follows:


1.   Definitions.

     Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a)  The "1940 Act" shall mean the Investment Company Act of
     1940, and the Rules and Regulations thereunder, all as amended from time to time.

     (b) "Administrator" shall mean the person at the Company which performs the administration functions for the Company.

     (c) "Articles of Incorporation" shall mean the Articles of Incorporation of the Company dated October 4, 1988, as amended.

     (d) "Authorized Person" shall be deemed to include the Chairman of the Board of Directors, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Company, duly authorized by the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Company and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian from time to time.

     (e) "Board of Directors" shall mean the Board of Directors of the Company.


fremont\custody.agr

     (f)  "Book-Entry System" shall mean the Federal Reserve/
     Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

     (g) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Company by any two Authorized Persons or any two officers thereof.

     (h) "Depository" shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange
     Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

  (i) "Fund Accountant" shall mean the person appointed by the Company who performs the daily calculations of the net asset values of each of the Portfolios and determines the amount of cash available in each portfolio on a daily basis for investment. The Fund Accountant shall be identified to the Custodian in writing.

      (j) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase agreements with respect to any of the foregoing types of securities.

  (k) "Oral Instructions" shall mean an oral communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

    (l) "Portfolio" refers to the Bond Fund, the California Intermediate Tax-Free Fund, the Global Fund, the Growth Fund, the International Growth Fund, the International Small Cap Fund, the Money Market Fund, the U.S. Micro-Cap Fund, or any such other separate and distinct investment portfolio as may from time to time be created and designated by the Company in accordance with the provisions of the Articles of Incorporation and which the Company and the Custodian shall have agreed in writing shall be subject to this Agreement pursuant to the provisions of Section 5(b).

  (m) "Prospectus" shall mean the Company's current prospectus and statement of additional information relating to the registration of the Portfolio's Shares under the Securities Act of 1933, as amended.

  (n) "Shares" refers to the shares of beneficial interest of the Company.

  (o) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Company.

     (p) "Sub-Custodian" shall mean and include (i) any branch of the Custodian, (ii) any branch of a "qualified U.S. bank," as that term is defined in Rule 17f-5 under the 1940 Act, (iii) any "eligible foreign custodian," as that term is defined in Rule 17f-5 under the 1940 Act, approved by the Board of Directors and having a contract with the Custodian which contract has been approved by the Board of Directors, and (iv) any securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates the central system for handling of securities or equivalent book-entries in that country or a transnational system for the central handling of securities or equivalent book-entries, which securities depository or clearing agency has been approved by the Board of Directors; provided, that the Custodian or a Sub-Custodian has entered into an agreement with such securities depository or clearing agency.

    (q) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Company.

    (r) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; however, "Written Instructions" from the Administrator to the Custodian shall mean an electronic communication transmitted by fund accountants and their managers (who have been provided an access code by the Administrator) and actually received by the Custodian. Except as otherwise provided in this Agreement, "Written Instructions" may include instructions given on a standing basis.

2.     Appointment of Custodian.

  (a) The Company hereby constitutes and appoints the Custodian as custodian of all the Securities and monies owned by or in the possession of the Portfolio during the period of this Agreement.

  (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.     Appointment and Removal of Sub-Custodians.

    (a) The Custodian may appoint one or more Sub-Custodians to act as Depository or Depositories or as sub-custodian or sub-custodians of Securities and moneys at any time owned by any Portfolio, upon terms and conditions as are specified in this Agreement. The Custodian shall oversee the maintenance of any Securities or moneys of any Portfolio by any Sub-Custodian.

  (b) If, after the initial approval of Sub-Custodians by the Board of Directors in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Portfolios, it will so notify the Company and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. The Company shall within 30 days after receipt of such notice and information give a written approval or disapproval of the proposed action.

  (c)  The Agreement between the Custodian and each Sub-
  Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(a)(1)(iii).

  (d) If the Custodian intends to remove any Sub-Custodian previously approved by the Board of Directors, it shall so notify the Company and move the property of the Portfolio(s) deposited with such Sub-Custodian to another Sub-Custodian previously approved by the Board of Directors. The Custodian shall promptly take such steps as may be required to remove any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.


  (e) The Custodian hereby warrants to the Company that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian (that is not being used as a foreign securities depository or clearing agency) in connection with the safekeeping of property of a Portfolio pursuant to this Agreement afford protection for such property not materially different from that afforded by the Custodian's established safekeeping procedures with respect to similar property held by it (and its securities depositories) in Chicago, Illinois.

4.     Use of Sub-Custodians.

  With respect to property of a Portfolio which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to
  Section 3:

  (a) The Custodian will identify on its books as belonging to the particular Portfolio any property held by such Sub-
  Custodian.

  (b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

  (c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held in an eligible foreign securities depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

  (d) The Custodian will only deposit property of a Portfolio in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

5.     Compensation.

  (a) The Company will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule B and incorporated herein for the existing Portfolios. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements may include only the items specified in Schedule B and which may be modified by the Custodian if the Company consents in writing to the modification.
  (b) The parties hereto will agree upon the compensation for acting as Custodian for any Portfolio hereafter established and designated, and at the time that the Custodian commences serving as such for said Portfolio, such agreement shall be reflected in a Fee Schedule for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to Schedule B of this Agreement.

  (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B of this Agreement a revised Fee Schedule, dated and signed by an officer of each party hereto.

  (d) The Custodian will bill the Company for its services to each Portfolio hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Company. The Company will promptly pay to the Custodian the amount of such billing. The Custodian shall have a claim of payment against the property in each Portfolio for any compensation or expense amount owing to the Custodian in connection with such Portfolio from time to time under this Agreement.

  (e) The Custodian (not the Company) will be responsible for the payment of the compensation of each Sub-Custodian.

6.     Custody of Cash and Securities

  (a) Receipt and Holding of Assets. The Company will deliver or cause to be delivered to the Custodian and the Sub-Custodians all Securities and monies owned by the Company at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and monies are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it or by a Sub-Custodian. The Company shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, as to the manner in which and in what amounts Securities, and monies of a Portfolio are to be deposited on behalf of such Portfolio in the Book-Entry System or a Depository; provided, however, that prior to the deposit of Securities of a Portfolio in the Book-Entry System or a Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian or a Sub-Custodian in the Book-Entry System or a Depository. Securities and monies of a Portfolio deposited in the Book-Entry System or a Depository will be deposited in accounts which include only assets held by the Custodian for its customers.
  (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Portfolio and shall credit to the separate account all monies received by it or a Sub-Custodian for the account of such Portfolio and shall disburse, or cause a Sub-Custodian to disburse, the same only:

       1. In payment for Securities purchased for the Portfolio, as provided in Section 7 hereof;

       2. In payment of dividends or distributions with respect to the Shares of such Portfolio, as provided in
  Section 9 hereof;

       3. In payment of original issue or other taxes with respect to the Shares of such Portfolio, as provided in
  Section 10(c) hereof;

       4. In payment for Shares which have been redeemed by such Portfolio, as provided in Section 10 hereof;

       5. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Company, as provided in Sections 5 and 14(h) hereof;

       6.   Pursuant to Written Instructions setting forth the
  name of the Portfolio and the name and address of the person
  to whom the payment is   to be made, the amount to be paid
  and the purpose for which payment is to be made.

  (c) Fail Float. In the event that any payment made for a Portfolio under this Section 6 exceeds the funds available in that Portfolio's account, the Custodian or relevant Sub-Custodian, as the case may be, may, in its discretion, advance the Company on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub-Custodian to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub-Custodian on similar overdrafts.

  (d) Confirmation and Statements. Promptly after the close of business on each business day, the Custodian shall furnish the Company with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Such summary shall include without limitation, as to property acquired for a Portfolio, the identity of the entity having physical possession of such property. Where securities purchased by a Portfolio are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to such Portfolio. At least monthly, the Custodian shall furnish the Company with a detailed statement of the Securities and monies held by it and all Sub-Custodians for each Portfolio. In the absence of the filing in writing with the Custodian by the Company of exceptions or objections to any such statement within 120 days after the date that a material defect is reasonably discoverable, the Company shall be deemed to have approved such statement; and in such case or upon written approval of the Company of any such statement the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in
  Section 14 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Company and all persons having any equity interest in the Company were parties.

  (e) Registration of Securities and Physical Separation. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Company reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which the Custodian of a Sub-Custodian may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Custodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or a Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.


  (f) Segregated Accounts. Upon receipt of a Written Instruction, the Custodian will establish segregated accounts on behalf of a Portfolio to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such Segregated Accounts only as it shall be directed by subsequent Written Instruction.

  (g) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein deposited, shall, or shall instruct the relevant Sub-Custodian to:

       1. Collect all income due or payable with respect to Securities held for a Portfolio in accordance with this Agreement;

       2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

       3. Surrender Securities in temporary form for derivative Securities;

       4. Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

       5. Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for each Portfolio.

       If the Custodian or any Sub-Custodian causes the account of a Portfolio to be credited on the payable date for interest, dividends or redemptions, the particular Portfolio involved will promptly return to the Custodian any such amount or property so credited upon oral or written notification that neither the custodian nor the relevant Sub-Custodian can collect such amount or property in the ordinary course of business. The Custodian or such Sub-Custodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures unless it is specifically requested to do so by the Company and indemnified to its satisfaction for any liability, cost or expense arising therefrom.

       (h) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 6(h) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry
  System or a Depository, shall, or shall instruct the relevant Sub-Custodian to:

  1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Company as owner of any Securities may be exercised;

  2. Deliver or cause to be delivered any Securities held for a Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

  3. Deliver or cause to be delivered any Securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each such Portfolio certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

       4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

  5.   Deliver Securities upon sale of such Securities
for    the account of a Portfolio pursuant to Section 7;

  6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by a Portfolio;

  7. Deliver Securities owned by a Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;
  8. Deliver Securities for delivery in connection with any loans of securities made by a Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

  9. Deliver Securities for delivery as security in connection with any borrowings by a Portfolio requiring a pledge of Portfolio assets, but only against receipt of the amounts borrowed;

  10. Deliver Securities to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

  11. Deliver Securities owned by any Portfolio as collateral in connection with short sales by such Portfolio of common stock for which such Portfolio owns the stock or owns preferred stocks of debt securities convertible or exchangeable, without payment of further consideration, into shares of the common stock sold short;

  12. Deliver Securities owned by any Portfolio for any purpose expressly permitted by and in accordance with procedures described in the Prospectus; and

  13. Deliver Securities owned by any Portfolio for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Company, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

  (i)  Endorsement and Collection of Checks, Etc.  The
  Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Portfolio.

7.     Purchase and Sale of Investments of a Portfolio.

  (a) Promptly after each purchase of Securities for a Portfolio, the Company shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and 7) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for a Portfolio and upon receipt thereof shall pay to the broker or other person designated by the Company out of the monies held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

  (b) Promptly after each sale of Securities of a Portfolio, the Company shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; and (7) the name of the broker through whom or the person to whom the sale was made. The Custodian or relevant Sub-Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Company upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

  (c) Notwithstanding (a) and (b) above, cash in any of the Portfolios may be invested by the Custodian for short term purposes pursuant to standing Written Instructions from the Company.


8.     Lending of Securities.

    If any Portfolio is permitted by the terms of the Articles of Incorporation and the Prospectus to lend Securities, then the Board of Directors may approve a separate written agreement between the Company and the Custodian authorizing the Custodian to lend such Securities. Such agreement may provide for the payment of additional reasonable compensation to the Custodian.

8a.    Investment in Futures

  The Custodian shall pursuant to Written Instructions from an Authorized Person (i) transfer initial margin to a safekeeping bank; (ii) pay on demand variation margin to or from a designated futures commission merchant based on daily marking to market calculation and in accordance with accepted industry practices and (iii) subject to consent of the Custodian, enter into separate procedural, safekeeping or other agreements with futures commission merchants and safekeeping banks pursuant to which such banks will act as custodian for initial margin deposits in transactions involving futures contracts and options on futures contracts. The Custodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank or futures commission merchant pursuant to this paragraph.

9.     Payment of Dividends or Distributions.

  (a) The Company shall furnish to the Custodian the vote of the Board of Directors or the Dividend Committee thereof, as the case may be, certified by the Secretary of the Company
  (i) authorizing the declaration of distributions with respect to a Portfolio on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by a Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.


  (b) Upon the payment date specified in such vote, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay the total amount payable to the Transfer Agent out of the monies specifically allocated to and held for the account of the appropriate Portfolio.

10.    Sale and Redemption of Shares of the Company.

  (a) Whenever the Company shall sell any Shares of a Portfolio, the Company shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

       1. The name of the Portfolio whose Shares were sold;

       2. The number of Shares sold, trade date, and price; and

       3. The amount of money to be received by the Custodian for the sale of such Shares.

  The Custodian understands and agrees that Written
  Instructions may be furnished subsequent to the purchase of Shares of a Portfolio and that the information contained therein will be derived from the sales of Shares as reported to the Company by the Transfer Agent.

  (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Portfolio specified in (a)(1) above.

  (c) Upon issuance of any Shares of a Portfolio in accordance with the foregoing provisions of this Section 10, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

  (d) Except as provided hereafter, whenever any Shares of a Portfolio are redeemed, the Company shall cause the Transfer
  Agent to promptly furnish to the Custodian Written
  Instructions specifying:

       1. The name of the Portfolio whose Shares were redeemed;

       2.   The number of Shares redeemed; and

       3. The amount to be paid for the Shares redeemed. The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Company by the Transfer Agent.

  (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Portfolio being redeemed pursuant to valid instructions as described in the Prospectus, the Custodian shall make payment to the Transfer Agent out of the monies specifically allocated to and held for the account of the Portfolio specified in (d)(1) above of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 10.

11.    Indebtedness.

  (a) The Company will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Company borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Company against delivery of a stated amount of collateral. The Company shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing:
  (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Company, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Company for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

  (b) Upon receipt of the Written Instruction referred to in paragraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Company from time to time such Securities specifically allocated to such Portfolio as may be specified in Written Instruction to collateralize further any transaction described in this Section 11. The Company shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Company fails to specify in Written Instruction all of the information required by this Section 11, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

12.    Corporate Action

     Whenever the Custodian or any Sub-Custodian (other than a foreign securities depository or clearing agency) receives information concerning Securities held for a Portfolio which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Custodian will give the Company notice of such Corporate Actions to the extent that the Custodian's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

  When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Custodian will endeavor to obtain Written or Oral Instructions from the Company, but if such Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such Instructions, the Custodian is authorized to sell, or cause a Sub-Custodian to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in
  Section 14 hereof, it shall be held harmless by the particular Portfolio involved for any such action.

  The Custodian will deliver proxies to the Company or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Written or Oral Instructions from Authorized Persons.

13.    Persons Having Access of the Portfolios.

  (a) No officer, director, employee or agent of the Company, or of the Company's investment advisor or, of any sub-investment adviser of the Company, or of the Administrator, shall have physical access to the assets of any Portfolio held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of a Portfolio, nor shall the Custodian or any Sub-Custodian deliver any assets of a Portfolio to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Company's investment adviser, with any sub-investment adviser of the Company or with the Administrator shall have access to the assets of any Portfolio.

  (b) Nothing in this Section 13 shall prohibit any officer, employee or agent of the Company, or any officer, director, employee or agent of the investment adviser, of any sub investment adviser of the Company or of the Administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of a Portfolio prohibited by paragraph (a) of this Section 13.

  (c) The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

14.    Concerning the Custodian.

  (a) Scope of Services. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in a Certificate, Written Instructions or Oral Instructions given to the Custodian which are not contrary to the provisions of this Agreement.

  (b)  Standard of Care.

       1. The Custodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios. The
       Custodian shall be liable to, and shall indemnify and hold harmless the Company from and against any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with the safekeeping of Portfolio property shall be made in light of the standards applicable to a professional asset custodian acting without negligence. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with their other obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial Services are performed. In the event of any loss to the Company by reason of the failure of the Custodian or a Sub-Custodian (other than a foreign securities depository or clearing agency) to exercise reasonable care, the Custodian shall be liable to the Company to the extent of all of the Company's direct damages and expenses, incurred or borne on account of such loss which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss.

       2. Subject to the provisions of subparagraph (b)1. above the Custodian will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency utilized in connection with the provision of services under this agreement.

       3. The Custodian will not be responsible for any act, omission, default or for the solvency of any broker or agent (not referred to in paragraph (b)(2) above) which it or a Sub-Custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Company only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care ("reasonable care" for this purpose to be determined in light of the prevailing standards applicable to agents or brokers, as appropriate, in the jurisdiction where services are performed).
       4. The Custodian shall be entitled to rely, and may act upon the advice of counsel (who may be counsel for the Company) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

       5. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Company. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Company agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Company agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Company in (i) acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person or (ii) deciding not to act solely upon Oral Instructions, provided that the Custodian shall be required to contact the giver of such Oral Instructions and request written confirmation immediately following any such decision not to act.

       6. The Custodian shall supply the Administrator and/or Fund Accountant with such daily information regarding the cash and securities positions and activity of each Portfolio as the Custodian and the Administrator and/or Fund Accountant shall from time to time agree. It is understood that such information will not be audited by Custodian and Custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Portfolio Securities or for the failure of the Administrator and/or Fund Accountant to reconcile differences between the information supplied by the Custodian and information obtained by the Administrator and/or Fund Accountant from other sources, including but not limited to pricing vendors and the Company's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Administrator and/or Fund Accountant of a Portfolio's net asset value is attributable to the willful misfeasance, bad faith or negligence of the Custodian (including any Sub-Custodian other than a foreign securities depository or clearing agency) in supplying or omitting to supply the Administrator and/or Fund Accountant with information as aforesaid, the Custodian shall be liable to the Company for any resulting loss (subject to such de minims rule of change in value as the Board of Directors may from time to time adopt).

  (c) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

       1. The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount specified by the Company for payment therefor;

       2. The legality of the sale of any Securities by any Portfolio or the propriety of the amount of consideration for which the same are sold;

       3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

       4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

       5. The legality of the declaration or payment of any distribution of any Portfolio;

       6.   The legality of any borrowing.

  (d) The Custodian need not maintain any insurance for the exclusive benefit of the Company, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Company in the event that such bond is canceled or otherwise lapses.

  (e) Consistent with and without limiting the language contained in Section 14(b), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

       1. Question Written Instructions or Oral Instructions or make any suggestions to the Company or an Authorized Person regarding such Instructions;

       2. Supervise or make recommendations with respect to investments or the retention of Securities;

       3. Subject to Section 14(b)(3) hereof, evaluate or report to the Company or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement.

       4. Review or reconcile trade confirmations received from brokers.

  (f) Amounts Due for Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

  (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Company and specifically allocated to a Portfolio are such as may properly be held by the Company under the provisions of the Articles of Incorporation and the Prospectus.

  (h) Indemnification. The Company agrees to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) at the request or on the direction of or in reliance on the advice of the Company or in reasonable reliance upon the Prospectus or (ii) upon a Certificate or Oral or Written Instructions; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's (other than a foreign securities depository or clearing agency) negligence, willful misconduct, bad faith or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Company property.

  (i) The Company on behalf of the particular Portfolio involved agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on a Portfolio.

  (j) Without limiting the foregoing, the Custodian shall not be liable for any loss which results from:

       1.   the general risk of investing, or

       2. subject to Section 14(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement.

  (k) No party shall be liable to the other for any loss due to forces beyond their control including but not limited to strikes or work stoppages (other than strikes or work stoppages of the Custodian), acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

  (1) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Company and by the appropriate employees of the Securities and Exchange Commission.

  (m) Accounting Control Reports. The Custodian shall provide the Company with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, each Depository, and each Sub-
  Custodian and with an annual report on its own systems of internal accounting control.

15.    Term and Termination.

  (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may, mutually agree.

  (b) Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which, in case the Company is the terminating party, shall be not less than 60 days after the date of receipt of such notice or, in case the Custodian is the terminating party, shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Company, it shall be accompanied by a certified vote of the Board of Directors, electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

  In the event such notice is given by the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Directors, designating a successor custodian or custodians. In the absence of such designation by the Company, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Company fails to designate a successor custodian with respect to any Portfolio, the Company shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Company) and monies then owned by such Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Company.

  (c)  Upon the date set forth in such notice under paragraph
  (b) of this Section 15, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

16.    Limitation of Liability.

  The Company and the Custodian agree that the obligations of the Company under this Agreement shall not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Company or of the appropriate
  Portfolio(s) thereof, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Board of Directors of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such the Board of Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Company or of the appropriate Portfolio(s) thereof as provided in the Articles of Incorporation.

17.    Miscellaneous.

  (a) Annexed hereto as Schedule A is a certification signed by two of the present officers of the Company setting forth the names and the signatures of the present Authorized Persons. The Company agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

  (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

  (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company, shall be sufficiently given if addressed to the Company and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other place as the Company may from time to time designate in writing, with a copy to:

  (d) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a vote of the Board of Directors, including a majority of the members of the Board of Directors who are not "interested persons" of the Company (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.
  (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company authorized or approved by a vote of the Board of Directors, and any attempted assignment without such written consent shall be null and void.

  (f) This Agreement shall be construed in accordance with the laws of the State of Illinois.

  (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

  (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                 FREMONT MUTUAL FUNDS, INC.


                 By:  /s/ David S. Redo
                 Name:  David L. Redo
                 Title: President

                 THE NORTHERN TRUST COMPANY


                 By:  /s/ Ronald G. Szafranski
                 Name:  Ronald G. Szafranski
                 Title: Vice President
EXHIBIT A

                                                   EXHIBIT A

                                                     Page 1 of 3
               FREMONT INVESTMENT ADVISORS

       AUTHORIZED SIGNATURES MATRIX: BY ACCOUNT
OFFICIAL REFERENCE for BANK, CUSTODIAN, TRUSTEE, TRANSFER AGENT, FUND ACCOUNTANT August 28, 1995

                                                                                               (l)
                                                                                                OPEN/
                                                                  (a)       (b)  (c)    (d)     CLOSE
NAME             TITLE    AUTHORIZED SIGNATURE     INITIALS    CONTRACTS   TRADE FEES  CHECKS   ACCT  AUTHORIZED ACCOUNTS: SEE KEY
Aronson, David   FGI Treasurer                                 X              X        X              21-24, 51, 55, 69
Bond, Helen      FGI Ass't Controller                                                  X              0, 21, 22, 24, 26, 50 (N)
Copa, Kent       FIA Vice President                                           X   X                   2, 5, 11, 14, 51, 57
Cunningham, James  FGI Mgr Fin'l Analysis                                              X              21-24
Dachs, Alan      FGI President                                 X                                      1
Doty, Kent       FGI Controller Spl Svc.                                               X              51, 55
Dwyer, Marycatherine  FIA Vice President                                      X                  X    1, 11, 12, 14, 16-18, 20-24
Feeney, William  FIA Vice President                                           X                       2, 3, 11, 13, 50, 52,
                                                                                                      57, 58, 59, 60
Fenner, James    FMF Salesman                                                          X              0, 1, 50
Gaiddon, Chantal FIA, FMF Controller                                               X   X              0, 10-18, 26, 50
Gee, Norman      FIA Vice President                                           X                       1, 11, 12, 14, 16-18, 20-24
Haddick, Robert  FIA Vice President                                           X                       2, 11, 16, 26, 55
Hand, Gregory    Accounting Manager                                                X                  10-18
Higgins, Jon     FGI CFO                                      X                    X   X              21-24, 26, 55
Hollstein, Gretchen FMF Asst Vice Pres                                                 X:O            10 (k)
Huang, Shu C     FGI Tax Manager                                                       X              51, 55
Irion, Philip    FGI Mgr Fin'l Plan & Treas                                        X   X              20-25
Kinchen, Alexandria  FIA Vice President                                       X   X(i)                2, 3, 11, 50, 51, 52,
                                                                                                      57-59, 64-76
Kirschbaum, Albert FIA Sr Vice President                                      X   X    X:O            0, 1-4, 10(k), 11-18, 21, 23,
                                                                                                      24, 26, 50-52, 55, 58
Kuhn, Vincent     FIA Exec Vice President                     X               X   X    X        X     0-73 (k) (n)

                                                                                         Page 2 of 3
              FREMONT INVESTMENT ADVISORS

       AUTHORIZED SIGNATURES MATRIX: BY ACCOUNT
OFFICIAL REFERENCE for BANK, CUSTODIAN, TRUSTEE, TRANSFER AGENT, FUND ACCOUNTANT
August 28, 1995
                                                                                               (l)
                                                                                                OPEN/
                                                                  (a)       (b)  (c)    (d)     CLOSE
NAME             TITLE    AUTHORIZED SIGNATURE     INITIALS    CONTRACTS   TRADE FEES  CHECKS   ACCT  AUTHORIZED ACCOUNTS: SEE KEY
Kurtz, Richard   FGI Controller                                                        X              0, 21, 24, 26, 50 (n)
Landini, Peter   FIA Sr Vice Pres                                             X   X    X:O            0, 1, 2, 5, 10, 11, 14,
                                                                                                      16-18, 26, 51, 55, 57, (n)
Pang, Andrew     FIA Vice President                                           X                       2, 5, 11, 14, 16, 26, 51,
                                                                                                      57, 64-66, 72-76
Redo, David      FIA President                                  X             X   X    X              ALL (k) (n)
Stone, Ian       FMF Vice Pres                                                    X    X:O            0, 10(k)
Walker, Avard    FIA Acc'tg Supvsr                                                X    X              0, 1, 26, 50, (n)
Weiser, John     BTTF Chrmn/Ttee                                X                      X              1, 50, 60(h)

NOTES:
(a) Authorized to enter into contracts on behalf of client.
(b) Authorized to execute purchase/sale transactions for client.
(c) Authorized to approve of fees, expenses, and other accounting or billing matters re: advisor/custodial/trustee
(d) Authorized to transfer funds to/from client's account(s), via wire or check
(e) Req. 2 signatures on all transactions. All trans. over $50k must have original sig's (not facsimile-Kurtz, Bond)
(f) Requires 2 signatures (min. of 1 from Group 1): Group 1:JSH, VPK, DLR; Group 2: SWK, AWK, ALP
(g) Requires 2 signatures for fees and expenses: DLR, VPK, IRS, PFL, JWF
(h) Weiser is trustee for all "S" Trusts except '89 Family Trust, (G Argyris, Trustee).
(i) Authorized to approve fees for account 50, 51 & 57
(j) Consulting Contract; managers are B Haddick, V Kuhn, P Landini, D Redo
(k) Authorized to act on behalf of FMF shareholders - administration & processing
(l) Authorized to open or close any account with Custodians
(m) Transmittals to IFTC for expense payments only
(n) Authorized to execute instructions & direct Fremont Group Retirement Plan
(o) Over $250 req. 2 signatures (min. of 1 from Group 1): Group 1: VPK, DLR, PFL, AWK; Group 2: IRS, GCH, CG, GJH --
    FIA acct for FMF shareholders
(p) Requires 2 signatures (JSH, SCH, KDD); funds transfered only to related Wells account
(q) Requires 2 signatures (min. of 1 from Group 1): Group 1: PFL, AWK, VPK, DLR; Group 2: HB, CG, RK, AW


                                                                  Page 3 of 3
              FREMONT INVESTMENT ADVISORS

       AUTHORIZED SIGNATURES MATRIX: BY ACCOUNT
OFFICIAL REFERENCE for BANK, CUSTODIAN, TRUSTEE, TRANSFER AGENT,FUND ACCOUNTANT August 28, 1995

KEY:  (Corresponds with FIA Sub-File Codes)
  0  Fremont Investment Advisors (o)          50  Bechtel Foundation (e)
  1  Bechtel Trust & Thrift Plan (BTTF)       51  SDB Jr Foundation (p)
  2  Fund A                                   52  SDB Jr Ch Unitrusts
  3  Fund B                                   55  BF LP I & II (f)(p)
  4  Fund C                                   57  LPB 89 Fam Trust
  5  Fund D                                   58  ABE Trust
  6  Fund E                                   59  GAW Trusts
  7  Fund F                                   60  S Trusts (ALL)
10  Fremont Mutual Funds (FMF) (g)            64  KSJ
11  F Global                                  65  P&M S
12  F Money Market                            66  MST
13  F Ca Int Tax Free                         68  LPB Ch Unitrusts
14  F Growth                                  69  Laural Foundation
15  F Bond                                    70  AGS
16  F International Growth                    71  PMS
17  F U.S. Micro-Cap                          72  BSW
18  F International Small Cap                 73  R&SB
20  Bechtel Power Corp                        74  Foothill
21  Fremont Group Inc (formerly BII)          75  Shenandoah
22  Bechtel Investment Realty                 76  Ramsay Foundation
23  Bechtel Int'l Constructors                77  M. Ramsay
24  Sequoia Ventures                          78  O. Ramsay
25  Bechtel Enterprises (j)                   79  SST '95 Trust
26  Fremont Summit Partners (q)               80  S. Family Farm Trust
                                              81  CHFT Pending



SCHEDULE B
A GLOBAL CUSTODY FEE SCHEDULE FOR

                             FREMONT MUTUAL FUNDS


DOMESTIC FUNDS:

               U.S. Micro-Cap Fund
               Growth Fund ( SIT Investments )
               Growth Fund ( Fremont Investment Advisors )
               Money Market Fund
               California Intermediate Tax-Free Fund

INTERNATIONAL FUNDS:

               Global Fund
               International Growth Fund
               International Small Cap Fund
               Bond Fund

ASSUMPTIONS USED: (derived from the Annual Report dated October 31, 1994 for the Fremont Mutual Funds and a facsimile dated June 8, 1995 provided by Mr. Norman Gee).

            Total market value =                              $  857,585,327
                  Tier I * =                                  $  656,842,994
                  Tier II =                                   $  190,779,056
                  Tier III =                                  $   13,778,231

            8 mutual funds
                 5 domestically invested funds
                 3 globally invested funds

           Annualized purchase/sale activity was not provided by Fremont. Northern Trust has assumed the following activity based upon current average client transaction activity.

                  U.S. Equities =                                  1,754
                  U.S. Fixed Income =                                515
                  U.S. Mortgage Back Securities  =                    16
                  Short Settlements =                                380
                  Non-U.S. =                                       1,592

            Security holdings

                  Total U.S. =                                       683

                           Equities =                                480
                           Fixed Income =                            140
                           Mortgage Back Securities =                 16
                           Short Settlements =                        47

                  Total Non-U.S. =                                   350

            Utilization of Securities Lending
            Daily on-line interface with Fund Accountant and Transfer Agent Approximately 5% excess cash invested with Northern Utilization of our on-line inquiry system for all parties involved At least 20% of total foreign exchange volume transacted through Northern


SERVICES PROVIDED:

            Safekeeping of securities
            Settlement of trades
            Foreign exchange services
            Investment and management of excess cash balances Interest and dividend collection and payable date crediting Tax withholding and reclamation Corporate action and proxy handling
            Relationship servicing to Fremont Mutual Funds, the Fund Administrator/Accountant and Transfer Agent Daily on-line reporting to all parties Monthly fund level reporting



CUSTODY FEE PROPOSAL:

         ACCOUNT-BASED CHARGES:

             $5,000 per portfolio/account per annum      (9 x $5,000 = $45,000)


         ASSET-BASED CHARGES:

                  Tier I * 0.5 Basis points on the market value ($656,842,994 x .00005 = $32,842)

                  Tier II 3.0 Basis points on the market value ($180,885,358 x .0003 = $54,266)

                  Tier III 20.0 Basis points on the market value ($19,856,975 x .0020 = $39,714)


         TRANSACTION-BASED CHARGES (PER PURCHASE/SALE):

                  Tier I *          Equities & Fixed Income               $ 7
                                            (2,269 x $7 = $15,883)

                                            Mortgage Backed Securities    $15
                                            (16 x $15 = $240)

                                            Short Settlements             $15
                         (Comm. Paper, T-Bills, Repos)
                                            (380 x $15 = $5,700)

                                            Wire Transfers                $ 7

                  Tiers II & III            Equities & Fixed Income       $15
                                            (1,592 x $15 = $23,880)

                                            Non-Northern Trust foreign    $30
                                            exchange contract






         We do NOT impose additional charges for facsimile, telex, income collection, tax reclamation, administration, or other "miscellaneous" activities. Execution costs attributable, but not limited , to settlement in specific markets, such as stamp duty and security re-registration charges and subcustodian delivery/receipt charges would be passed through at cost as and where applicable.


TOTAL ESTIMATED ANNUAL FEE = $217,525 OR 2.48 BASIS POINTS EQUIVALENT

TOTAL ESTIMATED ANNUAL BASIS POINT EQUIVALENT ON GLOBAL FUNDS = 3.26 BPTS.

TOTAL ESTIMATED ANNUAL BASIS POINT EQUIVALENT ON DOMESTIC FUNDS = 1.47 BPTS.

DESKTOP SERVICES:

         Full access to Northern Trust's on-line customized reporting system, Passport, will be made available free of charge. A one-time charge of $5,000 applies for the licensing and installation of the Passport software. Training on the software is included in the above charge assuming that training is done in one location. Any telecommunication charges incurred by Northern in supporting Passport would be passed through at cost where applicable.


PERFORMANCE ANALYSIS SERVICES  (PAS) AND FEE SCHEDULE:

         Northern Trust is the largest bank provider of comprehensive performance measurement. By providing accurate, timely and incisive data our performance analytics service can help optimize your funds' returns.


1.  QUARTERLY PERFORMANCE                                          FEES

      PAS General Review $4,000 per account* per annum for the first six Overview of Manager Mix managers, and $2,000 per account per annum Intense Review thereafter Composite Information Package Workstation Availability $4,000 X 2 ACCOUNTS = $8,000




         Special projects are billed at $100 per hour plus expenses.

         * Individually managed account, excluding cash, GIC, and single asset accounts. Returns for these accounts are reported free of charge when combined with an individually managed account.



SECURITIES LENDING:

         Northern Trust has an extensive securities lending program. Historically we have been very successful in offsetting significant portions of client custody fees through lending activity.

         Below are our evaluations of the October 31, 1994 Fremont Mutual Fund portfolios detailing the currently loanable and non-loanable components. Based upon those components, we estimated gross annual Securities Lending earnings of $320,000- $425,000 of which $210,000-$280,000 would be for Fremont Mutual Funds.

         The portfolio also holds other non-U.S. securities which may be loanable in the future and as Northern's lending program continues to expand, these securities could generate additional income for the client.


MATERIAL CHANGES:

         The fees quoted above are offered contingent upon the information provided and assume that actual experience will not be materially different from projected activity. "Material" changes, for the purposes of this provision, will be changes in excess of 10% from the assumptions used.







REFERENCE:

         Tier I *          United States

         Tier II Africa, Argentina, Australia, Austria, Belgium, Canada, China Denmark, Euroclear, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Netherlands, New Zealand, Norway, Portugal Singapore, South Korea, Spain, Sri Lanka, Sweden, Switzerland, Taiwan, Thailand, Turkey, and the United Kingdom

         Tier III Bangladesh, Botswana, Brazil, Czech Republic, Chile, Columbia, Cyprus, Ghana, Greece, Hungary, India, Indonesia, Israel, Jordan, Morocco, Namibia, Nigeria, Pakistan, Peru, Philippines, Poland, Uruguay, Venezuela, and Zimbabwe